Exhibit 24.1

POWERS OF ATTORNEY

August 23, 2013

Each person whose signature appears below appoints Albert Chao, M. Steven Bender and Stephen Wallace, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, to sign a Registration Statement on Form S-3 and any and all amendments to the Registration Statement and all documents or instruments necessary to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Albert Chao Albert Chao	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ M. Steven Bender M. Steven Bender	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ George J. Mangieri George J. Mangieri	Vice President, Chief Accounting Officer (Principal Accounting Officer)

/s/ James Chao James Chao	Chairman of the Board of Directors

/s/ Robert T. Blakely Robert T. Blakely	Director

/s/ Michael J. Graff Michael J. Graff	Director

/s/ Dorothy C. Jenkins Dorothy C. Jenkins	Director

/s/ Max L. Lukens Max L. Lukens	Director

/s/ R. Bruce Northcutt R. Bruce Northcutt	Director

/s/ H. John Riley, Jr. H. John Riley, Jr.	Director